                                                                    Exhibit 10.2

                               SUBLEASE AGREEMENT


                                       I.
                                  DEFINED TERMS


Basic Rent:                Months                 Monthly Basic Rent

                           1-75                   $110,428.75 per month

Broker:             CRESA Partners (representing both Sublessor and Sublessee)

Building:           3160 Porter Drive, Palo Alto, California

Effective           Date: May 6, 2004

Expiration          Date: March 31, 2011

Landlord:           The Board of Trustees of the Leland Stanford Junior
                    University

Master Lease: That certain Lease dated as of June 19, 1997 by and between Landlord, as landlord, and Incyte Pharmaceuticals, Inc., predecessor-in-interest to Sublessor, as tenant, as amended by (i) Notice of Commencement Date dated October 28, 1998 (the "October 1998 Notice"), (ii) Notice of Base Rent and Rentable Area dated November 24, 1998 (the "November 1998 Notice (#1)"), (iii) Notice of Rent Commencement Date and Expiration Date dated November 24, 1998 (the "November 1998 Notice (#2)"), and (iv) First Amendment to Lease dated as of May 6, 2004 (the "First Amendment").

Permitted           Uses: The uses permitted in Section 7.1 of the Master Lease.

Premises:           The entire Building consisting of approximately 96,025
                    rentable square feet, as more particularly described in the Master Lease attached hereto as Exhibit A

Commencement Date:  The earlier of (i) January 1, 2005, or (ii) the date
                    Sublessee commences business operations in the Sublet Space

Letter of Credit:   $663,000.00, subject to reduction in accordance
                    with Section 6

Sublessee:          Connetics Corporation, a Delaware corporation

                                       1.

Sublessee's Address:    Prior to Commencement Date:
                        Connetics Corporation
                        3290 West Bayshore Road
                        Palo Alto, CA  94303
                        Attn: Christopher T. Holman,
                              Director of Facilities and Production Planning

                        On and after Commencement Date:
                        Connetics Corporation
                        3160 Porter Drive
                        Palo Alto, CA  94304
                        Attn: Christopher T. Holman,
                              Director of Facilities and Production Planning
Sublessee's Share:      100%

Sublessor:              Incyte Corporation, a Delaware corporation

Sublessor's Address:    Incyte Corporation
                        Experimental Station
                        Route 141 and Henry Clay Road
                        Building 336
                        Wilmington, DE  19880
                        Attn:  General Counsel

                        with a copy to:

                        Incyte Corporation
                        Experimental Station
                        Route 141 and Henry Clay Road
                        Building 336
                        Wilmington, DE  19880
                        Attn: Chief Financial Officer

Sublet Space:           The entire Premises

Sublease Term:          Seventy five (75) months

Exhibits:               Exhibit A - Master Lease
                        Exhibit B - List of FF&E
                        Exhibit C - List of Exercise Equipment
                        Exhibit D - Closure Plan
                        Exhibit E - Responsible Party Letter


                                       2.


                                      II.


     THIS SUBLEASE AGREEMENT ("Sublease") is entered as of the Effective Date by and between Sublessor and Sublessee. Sublessor and Sublessee are each sometimes referred to in this Sublease as a "Party" and collectively as "Parties."

     THE PARTIES ENTER this Sublease on the basis of the following facts, understandings and intentions:

     A. Sublessor is presently the lessee of the Premises pursuant to the Master Lease by and between Landlord and Sublessor. A copy of the Master Lease with all exhibits and addenda thereto is attached hereto as Exhibit A.

     B. Sublessor desires to sublease the Sublet Space to Sublessee and Sublessee desires to sublease the Sublet Space from Sublessor on all of the terms, covenants and conditions hereinafter set forth.

     C. All of the terms and definitions in the Defined Terms section of this Sublease are incorporated herein by this reference. Capitalized terms used in this Sublease and not otherwise defined herein shall have the meanings given to them in the Master Lease.

     NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and promises of the Parties, the Parties hereto agree as follows:

     1.   SUBLEASE TERM.

          a. COMMENCEMENT AND EXPIRATION OF SUBLEASE TERM. The Sublease Term shall commence on the Commencement Date and end on the Expiration Date. If for any reason Sublessor does not deliver possession of the Sublet Space to Sublessee on or before January 1, 2005, then this Sublease shall not terminate. Sublessor will have no liability for such failure to deliver the Sublet Space, but the Basic Rent and Additional Rent due hereunder shall not commence until the date possession of the Sublet Space is given to Sublessee. Sublessor shall sublease to Sublessee, and Sublessee shall sublease from Sublessor the Sublet Space for the Sublease Term upon all of the terms, covenants and conditions herein contained.

          b. EARLY ACCESS. During the period between July 1, 2004 and the Commencement Date (the "Early Access Period"), Sublessee shall be permitted to enter the Sublet Space for the sole purpose of performing improvements and installing Sublessee's equipment, furniture and other personal property, at Sublessee's sole cost and expense. Under no circumstances may Sublessee conduct business in the Sublet Space during the Early Access Period. All the terms and conditions of this Sublease (including without limitation, Sublessee's indemnity and insurance obligations hereunder and Sublessee's obligation hereunder to maintain, at its cost, the Building [other than the Building Structure, which Landlord is obligated to maintain under the Master Lease], the Building Systems and the parking areas within the Building Common Area in accordance with the terms of the Master Lease) shall apply during the


                                       3.

Early Access Period, except that Sublessee shall not be obligated to pay during the Early Access Period (i) Basic Rent, (ii) Real Estate Taxes, (iii) insurance maintained by Landlord pursuant to the Master Lease, (iv) utilities or (v) the cost of maintaining the landscape areas within the Building Common Area. Without limiting the generality of the foregoing, Sublessee shall be responsible for repairing, at its cost, any damage to the Building or the Building Common Area arising out of or resulting from Sublessee's performance of any Alterations (as defined in the Master Lease) and/or installation of equipment, furniture or other personal property during the Early Access Period. Sublessee's early access shall also be conditioned upon Sublessee's not being in default hereunder and the Parties having received the prior written consent of Landlord to this Sublease. Any Alterations performed by Sublessee during the Early Access Period shall be performed in accordance with the terms of this Sublease (including, without limitation, the need to obtain the prior written consent of Sublessor and Landlord thereto). Sublessee agrees to deliver its plans and specifications for any Alterations to be performed by or on behalf of Sublessee during the Early Access Period simultaneously to Landlord and to Sublessor. Sublessor's consent to such Alterations shall not be unreasonably withheld and shall be given or denied within three (3) business days after Sublessor's receipt of Landlord's written consent to such Alterations. Without limiting the generality of the foregoing, the Parties agree that it shall be reasonable for Sublessor to withhold its consent to any Alterations (i) which have not been approved by Landlord, or (ii) which have been approved by Landlord, but which Landlord has notified Sublessor (and/or Sublessee), at the time of Landlord's approval of such Alterations, will be required to be removed from the Sublet Space upon the expiration or earlier termination of the Master Lease.

     2.   CONDITION OF SUBLET SPACE.

          a. PHYSICAL CONDITION. Sublessor shall deliver the Sublet Space with all Building Systems in good working order and with the Building in compliance with the Americans with Disabilities Act of 1990 and applicable building codes, as the same are in effect as of the commencement of the Early Access Period. Prior to the commencement of the Early Access Period, Sublessor shall have complied with the closure plan attached hereto as Exhibit D and incorporated herein by this reference (the "Closure Plan"). For purposes of complying with
Section 2 of the Closure Plan (entitled "Lab Equipment"), Sublessor shall decontaminate biosafety cabinets with potential viral contamination with decontaminates acceptable to the City of Palo Alto Fire Department. Sublessee acknowledges and agrees that in order for Sublessor to comply with the Closure Plan, Sublessee shall be required to provide, and hereby agrees to provide by no later than June 1, 2004, a responsible party letter to the City of Palo Alto Fire Department, in the form of Exhibit E attached hereto and incorporated herein by this reference. As of the Effective Date, Sublessee acknowledges that Sublessee shall have conducted Sublessee's own investigation of the Sublet Space and the physical condition thereof, including accessibility and location of utilities, and improvements, which in Sublessee's judgment affect or influence Sublessee's use of the Sublet Space and Sublessee's willingness to enter this Sublease, and subject to the first and second sentences of this Section 2.a, shall accept the Sublet Space in "AS IS" condition and repair. Sublessee acknowledges that Sublessor has made no representations of any kind in connection with improvements or physical conditions on, or bearing on, the use of the Sublet Space. Sublessee shall rely solely on Sublessee's own inspection and examination of such items and not on any representations of Sublessor, express or implied. Without limiting the generality of the foregoing, Sublessee acknowledges and agrees that Sublessor shall not provide any fiber access to the Sublet Space other than any fiber access that may currently exist in the Sublet Space as of the Effective Date. Subject to the first and second sentences of this Section 2.a, Sublessee further recognizes and agrees that neither Sublessor nor Landlord shall be required to perform any work of construction or alteration to the Sublet Space to ready the same for Sublessee's occupancy.

          b. FURTHER INSPECTION. Sublessee represents and warrants to Sublessor that as of the Effective Date Sublessee shall examine and inspect all matters with respect to taxes, income and expense data, insurance costs, bonds, permissible uses, the Master Lease, zoning, covenants, conditions and restrictions and all other matters which in Sublessee's judgment bear upon the value and suitability of the Sublet Space for Sublessee's purposes. Sublessee has and will rely solely on Sublessee's own inspection and examination of such items and not on any representations of Sublessor, express or implied.

          c. TRANSFER OF FF&E. Effective as of the commencement of the Early Access Period, Sublessor transfers to Sublessee, in consideration of the sum of One and 00/100 Dollars ($1.00), Sublessor's right, title and interest in and to the furniture, trade fixtures and equipment located in the Sublet Space as of the Effective Date and identified on Exhibit B attached hereto and incorporated herein by this reference (collectively, the "FF&E"). SUBLESSEE HEREBY ACKNOWLEDGES AND AGREES THAT THE FF&E IS USED AND CONVEYED AND ACCEPTED "AS-IS" WITHOUT ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR NATURE, INCLUDING, WITHOUT LIMITATION, AS TO MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WHETHER EXPRESS OR IMPLIED, OR WHETHER WRITTEN OR ORAL, CONCERNING ANY AND ALL DEFECTS OF A PHYSICAL NATURE, WHETHER IN MATERIAL OR WORKMANSHIP AND WHETHER OR NOT SUCH DEFECT WOULD BE VISIBLE OR APPARENT UPON SUBLESSEE'S FULL INSPECTION AND EXAMINATION OF THE FF&E. Sublessee, at its sole cost and expense, shall be responsible for repairing, maintaining and insuring (in accordance with the terms of the Master Lease) the FF&E. In addition, Sublessee, at its sole cost and expense, shall be responsible for removing the FF&E from the Sublet Space, in accordance with the terms of the Master Lease, upon the earlier of (i) the termination of this Sublease; or (ii) the expiration or earlier termination of the Master Lease, in the event (A) this Sublease becomes effective as a direct lease between Landlord and Sublessee, and/or (B) the Master Lease, upon the expiration of the Sublease Term, continues as a direct lease between Landlord and Sublessee. In addition, Sublessee, at its sole cost and expense, shall be responsible for any and all licensing, connection requirements and maintenance fees and contracts associated with the FF&E.

          d. OPTION TO PURCHASE EXERCISE EQUIPMENT. Sublessee shall have the option to purchase, effective as of the commencement of the Early Access Period, Sublessor's right, title and interest in and to the exercise equipment located in the Sublet Space as of the Effective Date and identified on Exhibit C attached hereto and incorporated herein by this reference (collectively, the "Exercise Equipment"), for a cash purchase price in the amount of Twenty Six Thousand and 00/100 Dollars ($26,000.00). If Sublessee elects to purchase the Exercise Equipment pursuant to this Section 2.d, Sublessee shall deliver written notice to Sublessor confirming such election no later than fourteen (14) days after the Effective Date. In the event Sublessee purchases the Exercise Equipment pursuant to this Section 2.d, SUBLESSEE


                                       5.

ACKNOWLEDGES AND AGREES THAT THE EXERCISE EQUIPMENT HAS BEEN USED AND SHALL BE CONVEYED AND ACCEPTED "AS-IS" WITHOUT ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR NATURE, INCLUDING, WITHOUT LIMITATION, AS TO MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WHETHER EXPRESS OR IMPLIED, OR WHETHER WRITTEN OR ORAL, CONCERNING ANY AND ALL DEFECTS OF A PHYSICAL NATURE, WHETHER IN MATERIAL OR WORKMANSHIP AND WHETHER OR NOT SUCH DEFECT WOULD BE VISIBLE OR APPARENT UPON SUBLESSEE'S FULL INSPECTION AND EXAMINATION OF THE EXERCISE EQUIPMENT. In the event Sublessee purchases the Exercise Equipment pursuant to this Section 2.d, Sublessee, at its sole cost and expense, shall be responsible for repairing, maintaining and insuring (in accordance with the terms of the Master Lease) the Exercise Equipment. In addition, in the event Sublessee purchases the Exercise Equipment pursuant to this Section 2.d, Sublessee, at its sole cost and expense, shall be responsible for removing the Exercise Equipment from the Sublet Space, in accordance with the terms of the Master Lease, upon the earlier of (i) the termination of this Sublease; or (ii) the expiration or earlier termination of the Master Lease, in the event (A) this Sublease becomes effective as a direct lease between Landlord and Sublessee, and/or (B) the Master Lease, upon the expiration of the Sublease Term, continues as a direct lease between Landlord and Sublessee. In addition, in the event Sublessee purchases the Exercise Equipment pursuant to this Section 2.d, Sublessee, at its sole cost and expense, shall be responsible for any and all licensing, connection requirements and maintenance fees and contracts associated with the Exercise Equipment.

     3.   SUBLEASE SUBJECT TO MASTER LEASE.

          a. INCLUSIONS. It is expressly understood, acknowledged and agreed by Sublessee that all of the other terms, conditions and covenants of this Sublease shall be those stated in the Master Lease except as excluded in Section 3.b herein. Whenever the word "Premises" is used in the Master Lease, for purposes of this Sublease, the word "Sublet Space" shall be substituted. Sublessee shall be subject to, bound by and comply with all of said Articles and Sections of the Master Lease with respect to the Sublet Space and shall satisfy all applicable terms and conditions of the Master Lease for the benefit of both Sublessor and Landlord, it being understood and agreed that, for purposes of this Sublease, as between Sublessor and Sublessee, wherever in the Master Lease the word "Tenant" appears, the word "Sublessee" shall be substituted, and wherever the word "Landlord" appears, for the purposes of this Sublease, the word "Sublessor" shall be substituted; wherever the words "Tenant's Share" appears, for the purposes of this Sublease, the words "Sublessee's Share" shall be substituted; and that upon the breach by Sublessee of any of said terms, conditions or covenants of the Master Lease incorporated into this Sublease or upon the failure of Sublessee to pay Rent or otherwise comply with any of the provisions of this Sublease, Sublessor may, but shall not be obligated to, exercise any and all rights and remedies granted to Landlord by the Master Lease. In the event of any conflict between the terms of this Sublease and the terms of the Master Lease, the terms of this Sublease shall control as between Sublessor and Sublessee. It is further understood and agreed that Sublessor has no duty or obligation to Sublessee under the aforesaid Articles and Sections of the Master Lease other than to maintain the Master Lease in full force and effect during the term of this Sublease; provided, however, that Sublessor shall not be liable to Sublessee for any termination of the Master Lease prior to the Expiration Date which is not caused solely by the


                                       6.

fault or default of Sublessor. Whenever the provisions of the Master Lease incorporated as provisions of this Sublease require the written consent of Landlord, said provisions shall be construed to require the written consent of both Landlord and Sublessor. Sublessee hereby acknowledges that it has read and is familiar with all the terms of the Master Lease, and agrees that this Sublease is subordinate and subject to the Master Lease and that any termination of the Master Lease shall likewise terminate this Sublease unless Landlord and Sublessee have entered into a recognition and attornment agreement whereby Landlord has agreed to accept this Sublease as a direct lease between Landlord and Sublessee.

          b. MODIFICATION OF INCORPORATED PROVISIONS. For so long as this Sublease continues in effect between Sublessor and Sublessee, the following provisions of the Master Lease, which have been incorporated into this Sublease pursuant to Section 3.a above, shall be modified as between Sublessor and Sublessee as follows: (i) in Section 8.4, "Landlord" shall mean Landlord, and not Sublessor; (ii) the last sentence of Section 9.3(a) is deleted and replaced with the following: "Alterations shall be at least equal in quality to the improvements in the Sublet Space as of the Effective Date"; (iii) as used in
Section 10.1, "Landlord" shall mean Landlord, and not Sublessor, and Sublessee acknowledges and agrees that Sublessor shall not have any liability by reason of any injury to Sublessee's business or interference with Sublessee's business arising from the making of any repairs, alterations or improvements to any portion of the Building or to fixtures, appurtenances and equipment therein by Landlord pursuant to such Section 10.1; (iv) as used in Section 21.7, "Landlord" shall mean Landlord, and not Sublessor; (v) Section 42.4 is modified to delete the parenthetical "(and if against Landlord, shall)"; and (vi) Sublessee acknowledges and agrees that by incorporating Section 42.8 into this Sublease, Sublessee shall be obligated to pay all holdover rent payable by Sublessor to Landlord under the Master Lease in the event of any holdover by Sublessee.

          c. EXCLUSIONS. For so long as this Sublease continues in effect between Sublessor and Sublessee, the following Sections and portions of the Master Lease shall not be incorporated into this Sublease: Section 1; Section 2 (except for the following definitions, which are incorporated into this
Sublease: "Agents", "Alterations", "Applicable Laws", "Building Structure", "Building Systems", "Building Common Area", "Environmental Laws", "Environmental Activity", "Hazardous Material", "Interest Rate", "Landlord's Tax Statement", "Real Estate Taxes", "Stanford Research Park", "Tax Year", "Tenant's Hazardous Materials", "Tenant's Property", "Termination Date", and "3160/3170 Porter Drive Site" (as defined in the First Amendment); Sections 4.1 through 4.3, inclusive; Sections 5.1 through 5.3, inclusive; the phrase "during the first five years of the Term" four (4) lines from the bottom of Section 6.1(c); Sections 8.1 and 8.2, inclusive; the phrase "After completion of the Tenant Improvement Work" at the beginning of Section 9.1; the phrase "except as expressly provided in attached Exhibit B with respect to the Base Building Work" in Section 13.1;
Section 16; Section 17; Section 18; Section 25; Section 30; Section 33; the last sentence of Section 42.6; Exhibits B, C-1, C-2, D, and E, inclusive; the October 1998 Notice; the November 1998 Notice (#1); and the November 1998 Notice (#2).

          d. TIME FOR NOTICE. For so long as this Sublease continues in effect between Sublessor and Sublessee, the time limits provided for in the provisions of the Master Lease for the giving of notice, making of demands, performance of any act, condition or covenant, or the exercise of any right, remedy or option, are amended for the purposes of this


                                       7.

Sublease by lengthening or shortening the same in each instance by five (5) days, as appropriate, so that notices may be given, demands made, or any act, condition or covenant performed, or any right, remedy or option hereunder exercised, by Sublessor or Sublessee, as the case may be, within the time limit relating thereto contained in the Master Lease. If the Master Lease allows only five (5) days or less for Sublessor to perform any act, or to undertake to perform such act, or to correct any failure relating to the Premises or the Lease, then Sublessee shall nevertheless be allowed three (3) days to perform such act, undertake such act and/or correct such failure. Notwithstanding the foregoing, in the event Landlord provides concurrent written notice to Sublessor and Sublessee, which written notice copies both Parties, of any failure by Sublessee to perform any act, or to undertake to perform such act, or to correct any failure relating to the Premises or the Lease, then Sublessee shall be entitled to the same time limit provided for in the provisions of the Master Lease for Sublessor to perform such act, undertake to perform such act and/or correct such failure.

     4.   PERFORMANCE BY SUBLESSOR; STATUS OF MASTER LEASE.

          a. SUBLESSOR'S PERFORMANCE CONDITIONED ON LANDLORD'S PERFORMANCE. Sublessee recognizes that Sublessor is not in a position to render any of the services or to perform any of the obligations required of Landlord by the terms of the Master Lease. Therefore, despite anything to the contrary in this Sublease, Sublessee agrees that performance by Sublessor of its obligations under this Sublease is conditioned on performance by Landlord of its corresponding obligations under the Master Lease, and Sublessor will not be liable to Sublessee for any default of Landlord under the Master Lease. Sublessee will not have any claim against Sublessor based on Landlord's failure or refusal to comply with any of the provisions of the Master Lease unless that failure or refusal is a result of Sublessor's act or failure to act. Despite Landlord's failure or refusal to comply with any of those provisions of the Master Lease, this Sublease will remain in full force and effect and Sublessee will pay the Basic Rent and additional rent and all other charges provided for in this Sublease without any abatement, deduction or setoff, except and then only to the extent Sublessor is entitled to and receives any abatement, deduction or setoff under the express terms of the Master Lease. Except as expressly provided in this Sublease, Sublessee agrees to be subject to, and bound by, all of the covenants, agreements, terms, provisions, and conditions of the Master Lease, as though Sublessee was the Tenant under the Master Lease.

          b. OBTAINING LANDLORD'S CONSENT. Whenever the consent of Landlord is required under the Master Lease, or whenever Landlord fails to perform its obligations under the Master Lease, Sublessor agrees to use its reasonable, good faith efforts to obtain, upon Sublessee's written request and at Sublessee's sole cost and expense, such consent or performance on behalf of Sublessee.

     5.   RENT.

          a. BASIC RENT. Sublessee shall pay to Sublessor the Basic Rent in advance on the first day of each month of the Sublease Term, commencing on the Commencement Date. In the event the first day of the Sublease Term shall not be the first day of a calendar month or the last day of the Sublease Term is not the last day of the calendar month, the Basic Rent shall be appropriately prorated based on a thirty (30) day month. All installments


                                       8.

of Basic Rent shall be delivered to Sublessor's Address, or at such other place as may be designated in writing from time to time by Sublessor, in lawful money of the United States and without deduction or offset for any cause whatsoever.

          b. ADDITIONAL RENTAL. Commencing on the Commencement Date, Sublessee shall be responsible for Sublessee's Share of all costs and expenses of every kind and nature which may be imposed, at any time, on Sublessor pursuant to the Master Lease (except for Basic Rent, as defined in the Master Lease) including, but not limited to, Real Estate Taxes, insurance maintained by Landlord pursuant to the Master Lease, all costs and expenses relating to Landlord's ownership and operation of the Building and the Building Common Area, and other additional rent (collectively, "Additional Rent"). As hereinafter used, "Rent" shall include Basic Rent, all Additional Rent to be paid by Sublessee pursuant to this
Section 5.b, and all other amounts payable by Sublessee under this Sublease.

          c. UTILITIES. Sublessee shall contract directly with all utilities providers to receive invoices directly (in Sublessee's name) from such utilities providers for utilities consumed in the Sublet Space.

     6.   LETTER OF CREDIT.

          a. FORM OF LETTER OF CREDIT. Upon execution of this Sublease, and as a condition precedent to the effectiveness of this Sublease, Sublessee shall deliver to Sublessor an irrevocable stand-by letter of credit in the amount of Six Hundred Sixty Three Thousand and 00/100 Dollars ($663,000.00) (the "Letter of Credit") as credit enhancement for Sublessee's faithful performance of all terms, covenants and conditions of this Sublease and not as a security deposit, as more particularly described in this Section 6. The Letter of Credit shall be in form and substance and issued by a bank that is reasonably satisfactory to Sublessor. Sublessor hereby confirms that Silicon Valley Bank is acceptable as the initial issuer of the Letter of Credit. The Letter of Credit shall: (i) name Sublessor as beneficiary, (ii) be effective upon the commencement date of the Early Access Period, (iii) allow Sublessor to make partial and multiple draws thereunder up to the face amount for the purposes permitted under this Section 6, (iv) require the issuing bank to pay to Sublessor the amount of a draw upon receipt by such bank of a sight draft signed by Sublessor and presented to the issuing bank, accompanied by Sublessor's statement that said draw is being made in accordance with the terms of this Section 6, and (v) provide that Sublessor can freely transfer the Letter of Credit upon an assignment or other transfer of its interest in this Sublease to the assignee or transferee without having to obtain the consent of Sublessee or the issuing bank. Sublessee shall be responsible for all fees associated with issuance of the Letter of Credit. Sublessor shall be entitled to draw upon the Letter of Credit in accordance with this Section 6, or at any time within thirty (30) days prior to the expiration date of the Letter of Credit unless Sublessee shall have delivered to Sublessor a replacement Letter of Credit meeting the requirements of this Section 6 and with an expiration date not less than twelve (12) months after the date of delivery. The Letter of Credit (or a replacement thereof satisfactory to Sublessor) shall remain in effect until the earlier of (i) the Expiration Date (i.e., March 31, 2011), or (ii) the date this Sublease becomes effective as a direct lease between Landlord and Sublessee.


                                       9.

          b. DRAWS UNDER LETTER OF CREDIT. Sublessor shall have the right (but shall not be obligated to) draw under the Letter of Credit to remedy any default by Sublessee in the performance of its obligations under this Sublease, and/or to compensate Sublessor for any losses, costs, liabilities or damages incurred by Sublessor as a result of Sublessee's failure to perform its obligations under this Sublease (collectively, "Losses"). In the event Sublessor draws under the Letter of Credit pursuant to this subsection (b), Sublessor shall use or apply the proceeds of such draw to remedy Sublessee's default and to compensate Sublessor for Losses. If, despite the intent of the Parties that the Letter of Credit not be considered a security deposit, a court of competent jurisdiction determines that the Letter of Credit is in fact a security deposit, then Sublessee hereby waives to the extent inconsistent with the foregoing any restriction on the uses to which the proceeds of a draw under the Letter of Credit may be applied as contained in Section 1950.7(c) of the California Civil Code and/or any successor statute, if applicable. If Sublessor uses or applies the proceeds of a draw under the Letter of Credit pursuant to this Section 6, Sublessee shall, within ten (10) business days after demand therefor, deposit cash or other collateral with the issuing bank and as required by the issuing bank in an amount sufficient to restore the Letter of Credit to the amount thereof in effect immediately prior to such draw, and Sublessee's failure to do so shall, at Sublessor's option, be a non-curable default under this Sublease. If Sublessee has performed all of its obligations under this Sublease, the Letter of Credit, or so much thereof as has not theretofore been applied by Sublessor in accordance with this Section 6 or reduced pursuant to the following provisions of this Section 6, shall be returned, without payment of interest or other increment for their use, to Sublessee upon the earlier of (i) the Expiration Date (i.e., March 31, 2011), or (ii) the date this Sublease becomes effective as a direct lease between Landlord and Sublessee. No trust relationship is created herein between Sublessor and Sublessee with respect to the Letter of Credit.

          c. REDUCTION OF AMOUNT. Provided no default by Sublessee under this Sublease has at any time occurred or is then occurring, the amount of the Letter of Credit shall be (i) reduced to Three Hundred Thirty One Thousand Five Hundred and 00/100 Dollars ($331,500.00) on the first day of the twenty-fifth (25th) calendar month of the Sublease Term, and (ii) reduced to One Hundred Ten Thousand Five Hundred and 00/100 Dollars ($110,500.00) on the first day of the forty-ninth (49th) calendar month of the Sublease Term.

     7. USE. The Sublet Space is to be used for the Permitted Uses, and for no other purpose or business without the prior written consent of Sublessor and Landlord. In no event shall the Sublet Space be used for a purpose or use prohibited by the Master Lease.

     8.   INDEMNITY

          a. SUBLESSEE INDEMNITY. In addition to, and without limitation of, Sublessee's indemnity obligations under this Sublease incorporated by reference from the Master Lease, Sublessee agrees to indemnify, protect, defend, with attorneys approved by Sublessor in its reasonable discretion, and save and hold harmless Sublessor and its trustees, directors, officers, agents and employees, harmless from and against any and all losses, costs, liabilities, claims, damages and expenses, including, without limitation, reasonable attorneys' fees and costs, and reasonable investigation costs, that may at the time be asserted against Sublessor by (a) Landlord for failure of Sublessee to perform any of the covenants, agreements, terms, provisions, or conditions contained in the Master Lease that Sublessee is obligated to perform under the provisions of this Sublease, (b) any person or entity as a result of Sublessee's failure to surrender possession of the Sublet Space in accordance with the terms of this Sublease, or (c) any person or entity (including without limitation, Interval [as defined in Section 15(h) below] or its assignee(s)) as a result of Sublessee's performance of, or failure to perform, Sublessee's obligations under the Walkway Agreement (as defined in Section 15(h) below).

          b. SUBLESSOR INDEMNITY. Sublessor agrees to indemnify, defend, and hold Sublessee and Sublessee's officers, directors and employees harmless from and against any investigation and remediation costs to the extent arising from or arising out of the release, treatment, storage, use or disposal of Hazardous Materials in the Building or the Building Common Area by Sublessor or Sublessor's agents, employees, officers, directors, trustees, contractors or subcontractors. Sublessor's indemnification obligations hereunder shall extend only to actual, out-of-pocket remediation costs (including reasonable attorneys' fees and investigation, oversight and response costs) but shall not include consequential damages or incidental damages such as lost profits or any loss of rental value of the Sublet Space suffered or allegedly suffered by Sublessee or any of Sublessee's agents, employees, officers, directors, trustees, contractors, subcontractors, subtenants, assignees, licensees or invitees or anyone claiming under Sublessee.

          c. SURVIVAL. The provisions of this Section 8 will survive the expiration or earlier termination of this Sublease.

     9. RIGHT TO CURE SUBLESSEE'S DEFAULTS. For so long as this Sublease continues in effect between Sublessor and Sublessee, if Sublessee shall at any time fail to make any payment or perform any other obligation of Sublessee under this Sublease, then Sublessor shall have the right, but not the obligation, after the lesser of (i) five (5) days' notice to Sublessee, or (ii) the time within which Landlord may act on Sublessor's behalf under the Master Lease, or
(iii) without notice to Sublessee in the case of any emergency, and without waiving or releasing Sublessee from any obligations of Sublessee under this Sublease, to make such payment or perform such obligation of Sublessee in such manner and to such extent as Sublessor shall reasonably deem necessary. In exercising any such right, Sublessor shall have the right to pay any reasonable incidental costs and expenses, employ attorneys and other professionals, and incur and pay reasonable attorneys' fees and other costs reasonably required in connection with such failure to perform, and Sublessee shall pay to Sublessor, upon demand, all such reasonable costs, fees and/or expenses paid or incurred by Sublessor, together with interest thereon at the Interest Rate set forth in the Master Lease.

     10. DAMAGE AND DESTRUCTION. For so long as this Sublease continues in effect between Sublessor and Sublessee, the following provisions shall apply with respect to any damage or destruction of the Sublet Space:

          a. TERMINATION OF MASTER LEASE. In the event Sublessor is entitled to terminate the Master Lease under Section 16 of the Master Lease, Sublessee shall be entitled to terminate this Sublease by written notice to Sublessor no later than five (5) days prior to the date Sublessor is required to notify Landlord of such election by Sublessor. Notwithstanding the foregoing, Sublessor's right to


                                       11.

terminate the Master Lease pursuant to Section 16 of the Master Lease shall not be conditioned in any way upon Sublessee also exercising Sublessee's right to terminate this Sublease pursuant to this Section 10.a. If the Master Lease is terminated by either Landlord or Sublessor pursuant to Section 16 of the Master Lease, this Sublease shall automatically terminate as of the date of the termination of the Master Lease, unless Landlord and Sublessee have theretofore entered into a recognition and attornment agreement whereby Landlord has agreed to accept this Sublease as a direct lease between Landlord and Sublessee.

          b. CONTINUATION OF SUBLEASE. If the Master Lease is not terminated following any damage or destruction as provided in Section 10.a above, subject to any termination of this Sublease by Sublessee in accordance with Section 10.a above, this Sublease shall remain in full force and effect and, upon Sublessee's written request and at Sublessee's cost, Sublessor shall diligently enforce any rights under the Master Lease to require Landlord to rebuild the Sublet Space. Despite anything contained in the Master Lease to the contrary, as between Sublessor and Sublessee only, in the event of damage to the Sublet Space Sublessor will have no obligation to rebuild or restore any Alterations made by or on behalf of Sublessee in the Sublet Space.

     11. EMINENT DOMAIN. For so long as this Sublease continues in effect between Sublessor and Sublessee, the following provisions shall apply with respect to any condemnation of the Sublet Space:

          a. TOTAL CONDEMNATION. If all of the Sublet Space is condemned by eminent domain, inversely condemned or sold in lieu of condemnation, for any public or a quasi-public use or purpose ("Condemned" or "Condemnation"), this Sublease shall terminate as of the date of title vesting in such proceeding, and Basic Rent shall be adjusted to the date of termination.

          b. PARTIAL CONDEMNATION. In the event Sublessor is entitled to terminate the Master Lease under Section 17 of the Master Lease, Sublessee shall be entitled to terminate this Sublease by written notice to Sublessor no later than five (5) days prior to the date Sublessor is required to notify Landlord of such election by Sublessor. Notwithstanding the foregoing, Sublessor's right to terminate the Master Lease pursuant to Section 17 of the Master Lease shall not be conditioned in any way upon Sublessee also exercising Sublessee's right to terminate this Sublease pursuant to this Section 11.b. If the Master Lease is terminated by either Landlord or Sublessor pursuant to Section 17 of the Master Lease, this Sublease shall automatically terminate as of the date of the termination of the Master Lease, unless Landlord and Sublessee have theretofore entered into a recognition and attornment agreement whereby Landlord has agreed to accept this Sublease as a direct lease between Landlord and Sublessee. If the Master Lease is not terminated following any such Condemnation, subject to any termination of this Sublease by Sublessee in accordance with the first sentence of this Section 11.b, this Sublease shall remain in full force and effect and, upon Sublessee's written request and at Sublessee's cost, Sublessor shall diligently enforce any rights under the Master Lease to require Landlord to rebuild the Sublet Space. Despite anything contained in the Master Lease to the contrary, as between Sublessor and Sublessee only, in the event of Condemnation of the Sublet Space Sublessor will have no obligation to rebuild or restore any Alterations made by or on behalf of Sublessee in the Sublet Space. Basic Rent shall be equitably adjusted to take into account interference with Sublessee's ability to conduct its operations on the Sublet Space as a result of the Sublet Space being Condemned. Sublessee hereby waives the provisions of


                                      12.

California Code of Civil Procedure Section 1265.130 permitting a court of law to terminate this Sublease.

          c. SUBLESSEE'S AWARD. Subject to the provisions of the Master Lease, Sublessee shall have the right to recover from the condemning authority, but not from Sublessor, such compensation as may be separately awarded to Sublessee in connection with costs and removing Sublessee's merchandise, furniture, fixtures, leasehold improvements and equipment to a new location.

     12. ASSIGNMENT AND SUBLETTING. For so long as this Sublease continues in effect between Sublessor and Sublessee, the following provisions shall apply with respect to any assignment and/or subletting of the Sublet Space by
Sublessee:

          a. CONSENT REQUIRED. Sublessee shall not directly or indirectly (including, without limitation, by merger, consolidation, reorganization, acquisition or other transfer of any interest in Sublessee or by transfer to any parent, subsidiary or affiliate of Sublessee), voluntarily or by operation of law, sell, assign, encumber, mortgage, pledge or otherwise transfer or hypothecate all or any part of its interest in or rights with respect to this Sublease or the Sublet Space (collectively, "Assignment"), or permit all or any portion of the Sublet Space to be occupied by anyone other than itself or sublet all or any portion of the Sublet Space (including, without limitation, any sublease to, or occupancy by, any parent, subsidiary or affiliate of Sublessee) (collectively, "Sublease"), without obtaining Sublessor's prior written consent in each instance, which consent shall not be unreasonably withheld or delayed. In determining whether or not to consent to a proposed Assignment or Sublease, Sublessor may consider the following factors, among others, all of which are deemed reasonable: (i) whether the proposed assignee or subtenant has sufficient financial capability to perform its obligations under this Sublease; (ii) whether the proposed use of the Sublet Space by the proposed assignee or subtenant is consistent with the Permitted Uses set forth in the Defined Terms section of this Sublease; and (iii) whether Landlord has consented in writing to the proposed Assignment or Sublease (it being understood that a condition to Sublessor's consent to any Assignment or Sublease is Landlord's written consent to the same). Any Assignment or Sublease that is not in compliance with this
Section 12 shall be null and void and, at the option of Sublessor, shall constitute a noncurable default by Sublessee under this Sublease, and Sublessor shall be entitled to pursue any right or remedy available to Sublessor under this Sublease or under the laws of the State of California. No Assignment or Sublease shall release or relieve Sublessee of its obligations under this Sublease. The acceptance of Rent by Sublessor from any other person shall not be deemed to be a waiver by Sublessor of any provision of this Sublease or to be a consent to any Assignment or Sublease. Consent to one (1) Assignment or Sublease shall not be deemed to constitute consent to any subsequent attempted Assignment or Sublease.

          b. ASSIGNMENT DOCUMENTATION. With respect to any Assignment, any assignee approved by Sublessor pursuant to this Section 12 shall, from and after the effective date of the Assignment, assume all obligations of Sublessee under this Sublease and shall be and remain liable jointly and severally with Sublessee for the payment of Rent, and for the performance of all of the terms, covenants, conditions and agreements herein contained on Sublessee's part to be performed. No Assignment shall be binding on Sublessor unless Sublessee shall deliver to Sublessor a counterpart of the Assignment and an instrument that


                                      13.

contains a covenant of assumption by such assignee satisfactory in form and substance to Sublessor, and consistent with the requirements of this Section 12.b. Any failure or refusal of such assignee to execute such instrument of assumption shall constitute a default under this Sublease but shall not release or discharge such assignee from its liability as set forth above.

          c. TRANSFER CONSIDERATION. If Sublessor consents to an Assignment or Sublease, as a condition thereto which the Parties hereby agree is reasonable, Sublessee shall pay to Sublessor fifty percent (50%) of any rent, additional rent or other consideration payable by the assignee or subtenant in connection with the Assignment or Sublease in excess of the Basic Rent and Additional Rent payable by Sublessee under this Sublease on a per rentable square foot basis if less than all of the Sublet Space is transferred, in either case without any deduction therefrom.

     13. INSURANCE. All insurance policies required to be carried by Sublessee pursuant to the Master Lease shall contain a provision whereby Sublessor and Landlord are each named as additional insureds under such policies.

     14. BROKERAGE COMMISSION. Sublessor shall pay a brokerage commission to the Broker for Sublessee's subletting of the Sublet Space as provided for in a separate agreement between Sublessor and the Broker. Sublessee warrants for the benefit of Sublessor that its sole contact with Sublessor or the Sublet Space in connection with this transaction has been directly with Sublessor and the Broker. Sublessee further warrants for the benefit of Sublessor that no other broker or finder can properly claim a right to a commission or a finder's fee based upon contacts between the claimant and Sublessee with respect to the other party or the Sublet Space. Sublessee shall indemnify, defend by counsel acceptable to Sublessor and hold Sublessor harmless from and against any loss, cost or expense, including, but not limited to, attorneys' fees and court costs, resulting from any claim for a fee or commission by any broker or finder, other than any claims by the Broker, in connection with the Sublet Space and this Sublease.

     15.  MISCELLANEOUS.

          a. ENTIRE AGREEMENT. This Sublease contains all of the covenants, conditions and agreements between the Parties concerning the Sublet Space, and shall supersede all prior correspondence, agreements and understandings concerning the Sublet Space, both oral and written. No addition or modification of any term or provision of this Sublease shall be effective unless set forth in writing and signed by both Sublessor and Sublessee.

          b. CAPTIONS. All captions and headings in this Sublease are for the purposes of reference and convenience and shall not limit or expand the provisions of this Sublease.

          c. LANDLORD'S CONSENT. This Sublease is conditioned upon Landlord's written approval of this Sublease within thirty (30) days after the Effective Date. If Landlord refuses to consent to this Sublease, or if the thirty (30) day consent period expires, this Sublease shall terminate and neither Party shall have any continuing obligation to the other with respect to the Sublet Space; provided Sublessor shall return the Letter of Credit, if previously delivered to Sublessor, to Sublessee.


                                      14.

          d. AUTHORITY. Each person executing this Sublease on behalf of a party hereto represents and warrants that he or she is authorized and empowered to do so and to thereby bind the Party on whose behalf he or she is signing.

          e. NOTICES. All notices, demands, consents and approvals which may or are required to be given by either Party to the other hereunder shall be in writing and either personally delivered, sent by commercial overnight courier, or mailed, certified or registered, postage prepaid, and addressed to the Party to be notified at the address for such Party as specified in the Defined Terms section of this Sublease or to such other place as the Party to be notified may from time to time designate by at least ten (10) days' notice to the notifying Party. Notices shall be deemed served upon receipt or refusal to accept delivery. Sublessee appoints as its agent to receive the service of all default notices and notice of commencement of unlawful detainer proceedings the person in charge of or apparently in charge of occupying the Sublet Space at the time, and, if there is no such person, then such service may be made by attaching the same on the main entrance of the Sublet Space.

          f. PARKING AND SIGNAGE. Sublessee shall have all the rights of "Tenant" under 7.2 of the Master Lease with regard to parking, subject to all of the terms and conditions therein, provided all related costs shall be the sole responsibility of Sublessee. In addition, subject to Landlord's prior written consent in accordance with Section 34 of the Master Lease, Sublessee shall have the right to install, at its sole cost and expense, a monument sign (i) above the entrance to the Building, (ii) at the front of the Building, and (iii) at the Porter Drive entrance leading to the Building. Sublessee, at its sole cost and expense, shall: (A) maintain such signs in good working order during the Sublease Term and (B) upon the earlier of (1) the termination of this Sublease, or (2) the expiration or earlier termination of the Master Lease, in the event
(aa) this Sublease becomes effective as a direct lease between Landlord and Sublessee and/or (bb) the Master Lease continues as a direct lease between Landlord and Sublessee upon the expiration of the Sublease Term, remove such signs and return the areas on which the signs are located to the condition in which they existed prior to the installation of such signs.

          g. APPROVAL OF CONTRACTORS FOR MAINTENANCE AND REPAIR OF BUILDING SYSTEMS. Notwithstanding anything to the contrary set forth in this Sublease and/or in the Master Lease, for so long as this Sublease continues in effect between Sublessor and Sublessee, all contractors and subcontractors performing any repairs and/or maintenance of the Building Systems on behalf of Sublessee shall be subject to the prior written approval of Sublessor, which approval shall not be unreasonably withheld or delayed. Sublessor hereby acknowledges its approval of Therma Mechanical to perform repairs and/or maintenance of the heating, ventilating, air-conditioning and plumbing Building Systems and of Cupertino Electric to perform repairs and/or maintenance of the electrical Building Systems.

          h. WALKWAY AGREEMENT. Effective as of the commencement of the Early Access Period, Sublessee agrees to perform and observe all of the obligations, covenants, terms and conditions to be performed or observed by Sublessor under the Walkway Agreement arising from and after the commencement of the Early Access Period.


                                      15.

     IN WITNESS WHEREOF, the Parties hereto have executed one (1) or more copies of this Sublease, effective as of the Effective Date.


                                   "SUBLESSOR"


                                   INCYTE CORPORATION, a Delaware corporation


                                   By: /s/ David Hastings
                                       --------------------------------------
                                   Its: EVP, CFO
                                       --------------------------------------


                                   By:
                                       --------------------------------------
                                   Its:
                                       --------------------------------------


                                   "SUBLESSEE"


                                   CONNETICS CORPORATION, a Delaware corporation


                                   By: /s/ John L. Higgins
                                       --------------------------------------
                                   Its: CFO
                                       --------------------------------------


                                   By:
                                       --------------------------------------
                                   Its:
                                       --------------------------------------



                                      16.